Exhibit 23.7

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Quicksilver Resources Inc. of our report dated June 29, 2009, relating to the financial statements of Quicksilver Resources Inc. 401(k) Plan, as amended, appearing in the Annual Report on the Form 11-K of Quicksilver Resources Inc. 401(k) Plan, as amended, for the year ended December 31, 2008.

/s/ Whitley Penn LLP

Fort Worth, Texas
April 20, 2010